SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 7, 2003

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Item 5. Other Events

On July 7, 2003, EMC Corporation, a Massachusetts corporation (“EMC”), and Eclipse Merger Corporation, a Delaware corporation and a wholly owned subsidiary of EMC (the “Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Legato Systems, Inc., a Delaware corporation (“Legato”), providing for the acquisition of Legato by EMC pursuant to a merger of the Merger Subsidiary with and into Legato (the “Merger”) with Legato surviving the Merger as a wholly owned subsidiary of EMC. In the Merger, and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of Legato common stock will be converted automatically into the right to receive 0.9 of a share of EMC common stock. The completion of the Merger is subject to the approval of the stockholders of Legato, receipt of necessary approvals under United States and applicable foreign antitrust laws, Securities and Exchange Commission clearance and other customary closing conditions. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 8, 2003, EMC and Legato issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

2.1	Agreement and Plan of Merger dated as of July 7, 2003 by and among EMC Corporation, Eclipse Merger Corporation and Legato Systems, Inc.

99.1	Press Release of EMC Corporation and Legato Systems, Inc. dated July 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ WILLIAM J. TEUBER, JR.
William J. Teuber, Jr. Executive Vice President and Chief Financial Officer

Date: July 7, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 7, 2003 by and among EMC Corporation, Eclipse Merger Corporation and Legato Systems, Inc.

99.1	Press Release of EMC Corporation and Legato Systems, Inc. dated July 8, 2003.

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